UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 200549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 19, 2006
New Horizons Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, CA		92806

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (714) 940-8000
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Election of Director
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1 Certificate of Decrease
EX-4.2 Certificate of Designation
EX-4.3 Certificate of Elimination
EX-4.4 Specimen Certificate Series B
EX-10.1 Credit Agreement
EX-10.2 Form of Series A Warrant
EX-10.3 Form of Series B Warrant
EX-10.4 Preferred Stock Agreement
EX-10.5 Amended and Restated Stockholders Agreement
EX-10.6 Amended Restated Registration Rights Agreement
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement
On July 19, 2006, New Horizons Worldwide, Inc. entered into a Credit Agreement (the “Credit Agreement”) among the Company, Camden Partners Strategic III, LLC (“Camden LLC”), as administrative agent, Camden Partners Strategic Fund III, L.P. (“Camden III”), Camden Partners Strategic Fund III-A, L.P. (“Camden III-A,” and together with Camden III, “Camden”), George S. Rich (“Rich”) and Alkhaleej Training and Education Corporation (“Alkhaleej,” and together with Camden and Rich, the “Lenders”).
A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference, and interested persons are encouraged to read the Credit Agreement in its entirety. The description of the Credit Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Credit Agreement. The Credit Agreement contains representations and warranties that the Company made to and solely for the benefit of the Administrative Agent and the Lenders. These representations and warranties were made as of specific dates, and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties to the Credit Agreement have exchanged in connection with signing the Credit Agreement. While the Company does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement. Accordingly, the Credit Agreement is included with this filing only to provide investors with information regarding the terms of the Credit Agreement, and you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules may contain information that has been included in the Company’s prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The Credit Agreement provides for a $4 million term loan, comprised of a single advance from each of the Lenders, which matures on July 19, 2009 (the “Financing”). Under the terms of the Credit Agreement, interest is paid quarterly, at the annual rate of 10% per year. In the event that any payment is not made when due, all outstanding obligations under the Credit Agreement will accrue interest at the default rate equal to 12% per year. Accrued and unpaid interest on past due amounts will compound monthly.
The Indebtedness will be required to be prepaid on or before the third banking day following the receipt by the company or any of its subsidiaries of: (i) 100% of Net Cash Sales Proceeds (as defined in the Credit Agreement); and (ii) 50% of Net Cash Issuance Proceeds (as defined in the Credit Agreement). No prepayment shall be required upon the disposition of any location owned by the company which is permissible under Section 6.4. All or any portion of the outstanding principal may be prepaid in whole or in part without penalty as long as (i) any partial prepayment is for an amount not less than $100,000, which is an integral multiple of $100,000 and (ii) the Company provides the requisite written notice.
     Representations and Warranties
The Credit Agreement contains representations and warranties made by the Company. In addition to certain customary representations and warranties made by the Company, the Company represented and warranted that the draft financial statements provided to the Administrative Agent are true and complete and fairly represent the financial condition of the Borrower and its Subsidiaries as at such dates and were prepared in accordance with GAAP, but are subject to audit adjustments which individually or in the aggregate could be material. The Company further represented and warranted that the projections delivered to the Administrative Agent by the Company were reasonably based on assumptions set forth in the projections which were reasonable and consistent with each other and with all facts known to the Company when made.
     Affirmative Covenants
Under the Credit Agreement the Company agrees to take certain actions. In addition to the customary undertakings, the Company agreed to cause any domestic subsidiary in existence or formed after the closing date to execute a joinder to the Subsidiary Guaranty, the Security Agreement and/or the Pledge Agreement, pledge all of the capital stock or other equity interests of any domestic subsidiary, and not more than 66% of the capital stock or other equity interests of any foreign subsidiary, formed or acquired after the closing of the Credit Agreement, pledge as collateral any existing or future Note made by one of the Company’s subsidiaries or affiliates payable to the Company’s domestic subsidiaries, and to maintain enough authorized but unissued shares to allow the lenders entitled to exercise Warrants to acquire the shares subject to the Warrants. The Company further agreed to deliver to the Administrative Agent certain information and reports pertaining to financial projections and results, audit reports, “reportable events” as defined under Section 4043 of ERISA, an Event of Default (as discussed below), legal proceedings, and reports from governmental agencies.

     Negative Covenants
The Company made customary covenants not to take certain actions with respect to various aspects of its business. In addition to these customary undertakings, the Company agreed not to permit Adjusted EBITDA (as defined in the Credit Agreement) to be less than: (i) $500,000 for the fiscal period beginning on January 1, 2007 and ending on June 30, 2007; (ii) $1,000,000 for the fiscal period beginning on July 1, 2007 and ending on December 31, 2007; and (iii) $750,000 for each fiscal quarter commencing after December 31, 2007.
     Events of Default
The Credit Agreement contains customary events of default, including, without limitation, failure to pay principal, or any portion thereof, when due, failure to pay any interest or fees within specified time period, failure to perform reporting requirements within specified time period, failure to perform covenants, inaccuracies in representations and warranties, failure of the Company or any of its subsidiaries to pay present or future indebtedness of $100,000 or more, any of the loan documents are declared unenforceable by a court of competent jurisdiction, issuance of a judgment lien against the Company or its subsidiaries, bankruptcy, insolvency, receivership, dissolution, liquidation, a change in control, default under any agreement related to the Credit Agreement, the determination of an “accumulated funding deficiency” in the Company’s pension plan, an uncontested assertion by a subordinated debt holder that such debt is not subordinate to the obligation under the credit agreement, the acceleration of any subordinated debt, and the occurrence of any material adverse event.
Upon the occurrence and during the continuance of an event of default the Administrative Agent may declare the loan and all other obligations under the Credit Agreement immediately due and payable. The Administrative Agent and the Lenders may exercise and enforce their rights under the loan documents and any other rights provided by law or equity.
     Costs, Expenses and Taxes
Under the Credit Agreement, the Company agreed to pay the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the Credit Agreement and the agreements related thereto, provided that the legal fees did not exceed $200,000. The Company further agreed to pay reasonable costs and expenses associated with the refinancing, restructuring, reorganization or enforcement of the Credit Agreement and related documents, as well as the documentary and other taxes, with certain exceptions, and all costs, expenses, fees and charges payable in connection with the filing or recording of the Credit Agreement.
     Indemnification Obligations of the Company
Pursuant to the terms of the Credit Agreement, the Company is obligated to indemnify the Administrative Agent and each of the Lenders, and their respective directors, officers, agents, attorneys and employees (the “Indemnitees”) from all liabilities, losses, reasonable costs or expenses (including reasonable attorneys’ fees and expenses) that arise out of claims, demands, actions or causes of action, with certain exceptions, that arise out of or are related to any act or omission by the Company or its subsidiaries, or any partner, officer, director or stockholder or other equity interest holder, relating to the Facility (as defined in the Credit Agreement), the use of the proceeds or the relationship of the Company with the Lenders under the Credit Agreement, or any administrative or investigative proceeding arising therefrom. The Indemnitees shall not be entitled to indemnification for loss or liability either caused by it own negligence or willful misconduct or asserted against it by another Indemnitee.
The Company’s press release announcing the senior secured loan financing is furnished with this report as Exhibit 99.1.
Subsidiary Guaranty, Pledge Agreement and Security Agreement
In connection with the Credit Agreement, each of the Company’s subsidiaries (the “Subsidiaries”) entered into a Subsidiary Guaranty (the “Guaranty”) in favor of Camden LLC, as Administrative Agent for the benefit of the Lenders. Pursuant to the terms of the Guaranty, the Subsidiaries jointly and severally, irrevocably and unconditionally guaranty and promise to pay all present and future obligations, arising under or related to the Credit Agreement and related documents. Pursuant to the terms of the Subsidiary Guaranty, any obligations owed by the Company or the Subsidiaries to any of the Subsidiaries is subordinated to obligations guaranteed under the Subsidiary Guaranty. Under the terms of the Subsidiary Guaranty, each Subsidiary makes each representation and warranty applicable to such Subsidiary set forth in the Credit Agreement.
Also in connection with the Credit Agreement, the Company entered into a pledge agreement and a security agreement. Under the pledge agreement, the Company and certain of its subsidiaries (collectively, the “Grantors”) pledged all shares of capital stock or other equity interest in its domestic subsidiaries and 66% of the shares of capital stock in its foreign subsidiary, and all rights to subscribe for or acquire additional capital stock or other equity interests, whether owned or acquired after the date of the pledge agreement (the “Pledged Collateral”), to the Administrative Agent as collateral under the Credit Agreement. The Grantors further granted a security interest to the Administrative Agent with respect to the Pledged Collateral. Under the security agreement, the Grantors granted to the Administrative Agent and the Lenders a blanket security interest in all of the Grantors’ property to secure the obligations of the Company and its subsidiaries under the Credit Agreement.
Notes
Pursuant to the Credit Agreement, the Company issued Notes to the Lenders. The Notes were issued in the aggregate amount of $4,000,000, and, in accordance with the terms of the Credit Agreement, will become due on July 19, 2009. The payment schedule and interest rate under which the Notes will be repaid are described under the Credit Agreement above.
Warrants to Purchase Common Stock
In connection with the Financing, the Company issued two series of warrants to purchase Common Stock of the Lenders under the Credit Agreement.
     Series A Warrants
The Company issued Series A Warrants (the “Series A Warrants”) to each of the Lenders to purchase, in the aggregate, 2,000,000 shares of Common Stock of the Company. The Series A Warrants entitle the warrant holder to exercise the warrant to purchase warrant shares (the “Series A Warrant Shares”) from and after July 19, 2006, until July 19, 2011, at an exercise price of $1.50 per share. The exercise price is subject to adjustment under certain circumstances specified in the Series A Warrant. The holders of Series A Warrants are entitled to registration rights granted under the Amended and Restated Registration Rights Agreement discussed below. The Series A Warrant Shares are subject to the voting obligations and transfer restrictions set forth in the Amended and Restated Stockholders’ Agreement as discussed below. A copy of the form of Series A Warrant is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Series A Warrant is qualified in its entirety by reference to the full text of the Series A Warrant.
     Series B Warrants
The Company issued Series B Warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to each of the Lenders to purchase, in the aggregate, 666,667 shares of Common Stock of the Company. The Series B Warrant entitle the warrant holder to exercise the warrant to purchase warrant shares (the “Series B Warrant Shares”) from and after August 15, 2007, until July 19, 2011, at an exercise price of $1.50 per share. The Series B Warrants are subject to cancellation in full, in the event that both of the following occur: (i) the Adjusted EBITDA (as defined in the Credit Agreement) for the three-month period ending June 30, 2007 is greater than $750,000, as determined under the terms of the Series B Warrant, and (ii) certain claims have been resolved in accordance with the terms of the Series B Warrant. The number of Series B Warrant Shares to be issued are subject to cancellation in part in the event that condition (i) above is satisfied, but condition (ii) above is not. As described above in the Series A Warrant, the exercise price of the Series B Warrants are subject to adjustment under certain circumstances, and the holders of Series B Warrants are entitled to the registration rights and subject to the voting obligations and transfer restrictions described under the Series A Warrant above. A copy of the form of Series B Warrant is attached as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Series B Warrant is qualified in its entirety by reference to the full text of the Series B Warrant.
The Lenders are restricted from transferring or reselling the Common Stock issued to them upon exercise of the Warrants until such time as such securities are eligible for resale, subject to the volume and manner of sale limitations, under Rule 144.
Preferred Stock Exchange Agreement
As a condition to the Financing, on July 19, 2006, the Company entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”) with Camden III and Camden III-A, pursuant to which the Company issued 174, 693 shares of Series B Convertible Preferred Stock of the Company, no par value per share (the “Series B Shares”) in exchange for the return and cancellation of all of the shares of the Series A Convertible Preferred Stock, no par value per share (the “Series A Shares”), held by each (the “Exchange”). Under the Exchange Agreement, Camden accepted 10,854 of the 174,693 Series B Shares in full satisfaction of, and as consideration for, the release by Camden of any claims relating to the accrued but unpaid dividends on the Series A Shares and the interest accrued on such unpaid dividends.
Under the Exchange Agreement, the Company made certain customary representations and warranties to Camden primarily concerned with the Preferred Exchange, including without limitation, its corporate powers, capitalization and the exempt status of the transaction. Camden made certain representations as to its status as an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Pursuant to the terms of the Exchange Agreement, the parties also granted mutual releases, waivers and discharges to one another, their officers, directors, stockholders, agents, successors and assigns from any and all actions, causes of action, suits, liabilities, and damages known or hereafter arising under, arising out of or relating in any way to the Series A Stock Purchase Agreement, dated February 7, 2005, which was filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the Commission on February 11, 2005.
The Lenders are restricted from transferring or reselling the Series B Shares issued to them until such time as such securities are eligible for resale, subject to the volume and manner of sale limitations, under Rule 144.
A copy of the Exchange Agreement is attached as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement.
Amended and Restated Stockholders’ Agreement
In connection with the Financing, the Company entered into an Amended and Restated Stockholders’ Agreement with Camden, (for purposes of the Amended Stockholders’ Agreement, the “Series B Stockholders”), Alkhaleej Training and Education Corporation (“Alkhaleej”), and the holders of Warrants (the “Warrant Holders”), dated as of July 19, 2006 (the “Amended Stockholders’ Agreement”). The Amended Stockholders’ Agreement amends and restates the Stockholders’ Agreement, dated as of February 7, 2005, and filed as Exhibit 10.2 to the Company’s current report on Form 8-K dated February 11, 2005. Pursuant to the Amended Stockholders’ Agreement and the Certificate, the Series B Stockholders are entitled to elect three directors to the Board of Directors (the “Series B Preferred Directors”). All other Directors of the Company will be elected by holders of Common Stock and the Series B Stockholders voting as a single class, on an as-converted basis. Pursuant to the Amended Stockholders’ Agreement, for so long as the Series B Stockholders are entitled to elect Series B Preferred Directors, the Company, each Series B Stockholder and each Warrant Holder are required to take certain actions, including, without limitation, to establish the size of the Board at nine directors, to elect to the Board of Directors the Series B Preferred Directors, with such directors initially being Donald W. Hughes, David L. Warnock and Alwaleed Aldryann, and, within eighteen (18) months of the date of the Amended Stockholders’ Agreement, to elect an independent director to replace an incumbent director. Additionally, Camden is required to vote all of its shares in favor of the Common Directors proposed by the Board of Directors’ Governance Committee. Under the terms of the Amended Stockholders’ Agreement, for as long as the loan is outstanding or Alkhaleej beneficially holds not less than seventy-five percent (75%) of the Series A Warrants issued, or the Common Stock issued pursuant to the Warrants, the Company, the holders of Series B Shares and Alkhaleej shall take all steps necessary to retain Mr. Aldryann. The Amended Stockholders’ Agreement also provides that so long as Camden holds at least 25% of the Series B Shares, it will have board observation rights. Under the terms of the Amended Stockholders’ Agreement, the Series B Stockholders may transfer Series B shares subject to a right of first refusal by the Company. Under the terms of the Amended Stockholders’ Agreement the Company granted preemptive rights with respect to future issuances of equity securities by the Company to each holder of 10,000 Series B Shares and each Warrant Holder, subject to customary exceptions.
A copy of the Amended Stockholders’ Agreement is attached as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Amended Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Amended Stockholders’ Agreement.
Amended and Restated Registration Rights Agreement
In connection with the Exchange, the Company entered into an Amended and Restated Registration Rights Agreement, dated July 19, 2006, by and among the Company, Camden, Alkhaleej and the Warrant Holders (the “Amended Registration Rights Agreement”). The Amended Registration Rights Agreement amends and restates the Registration Rights Agreement, dated as of February 8, 2005, and filed as Exhibit 10.3 to the Company’s current report on Form 8-K dated February 11, 2005. Pursuant to the terms of the Amended Registration Rights Agreement, the Company agreed to register the resale of the shares of Common Stock issuable upon conversion of the Series B Shares and the Warrants under the Securities Act under certain circumstances. These rights include two opportunities to require registration by the Company, at any time after the Company is eligible to file a registration statement on Form S-3, as well as the right to participate in other registrations initiated by the Company or other stockholders. The Amended Registration Rights Agreement provides for customary indemnifications between the Company, Camden and the Warrant Holders.

Under the Amended Registration Rights Agreement, the Company agreed not to grant registration rights with respect to Common Stock to any other person unless such rights are subordinate to those granted under the Amended Registration Rights Agreement.
A copy of the Amended Registration Rights Agreement is attached as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Amended Registration Rights Agreement is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement.
Item 2.03 Creation of a Direct Financial Obligation
The disclosure under Item 1.01 above is incorporated herein by reference with respect to the issuance of the Notes to the Lenders pursuant to the terms of the Credit Agreement.
Item 3.02 Unregistered Sales of Equity Securities
On July 19, 2006, the Company issued Warrants to purchase 2,666,667 shares of common stock of the Company at a per share price of $1.50, for an aggregate offering price of $4,000,000. The issuance of the Warrants was made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
On July 19, 2006, the Company issued 174,693 Series B Shares to Camden in exchange for Series A Shares pursuant to the Exchange. The issuance of the Series B Shares was made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
Item 3.03. Material Modification to Rights of Security Holders.
Certificate of Decrease
In connection with the Exchange, on July 10, 2006, the Company filed a Certificate of Decrease Relating to the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (the “Certificate of Decrease”) with the Secretary of State of the State of Delaware to decrease the number of designated shares of Series A Preferred from 2,000,000 shares to 1,638,398 shares. The foregoing description is qualified in its entirety by reference to the copy of the Certificate of Decrease filed as Exhibit 4.1 to this Form 8-K.
Certificate of Designation of Series B Shares
Subsequent to filing the Certificate of Decrease, on July 10, 2006, the Company filed a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designation”), pursuant to which the Series B Shares are entitled to receive cumulative quarterly dividends at an initial rate of 8% per annum on the last day of March, June, September and December of each year. On the fourth anniversary of the date of issuance, the dividend rate will increase to 12% per annum. Upon any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the Series B Shares are entitled to a liquidation preference in an amount equal to $37.50 per share, plus any accrued but unpaid dividends. A Change of Control (as defined in the Certificate) will be considered a liquidation event, unless a majority of the outstanding Series B Shares elect otherwise.
The Series B Shares are convertible at any time, at the option of each holder of Preferred Shares, into fully paid and non-assessable shares of Common Stock. Initially, the conversion rate is 20.8333 shares of Common Stock for one Series B Share. However, the conversion price of the Series B Shares is subject to adjustment in the event of a consolidation, merger subdivision or combination of shares or the issuance of stock dividends, in the event that the Company issues additional shares of Common Stock at a price per share which is less than the conversion price, or in the event that the Company issues warrants, options or other stock purchase rights for which the purchase price for the Common Stock is less than the conversion price.
At any time after February 7, 2007, the Company may convert all the Series B Shares into shares of Common Stock at the then-applicable conversion price; provided that the Common Stock meets certain requirements with respect to trading volume and price on the market or exchange on which the Common Stock is trading, or if none, by a nationally recognized quotation reporting service, and there is then in effect a registration statement permitting the resale of the Common Stock received upon conversion of the Series B Shares. At any time after February 7, 2009, the Company may convert fifty percent (50%) of the Series B Shares into shares of Common Stock at the then-applicable conversion price; provided that the Common Stock meets a certain requirement with respect to its trading price on the market or exchange on which the Common Stock is trading, or if none, by a nationally recognized quotation reporting service, and there is then in effect a registration statement permitting the resale of the Common Stock received upon conversion of the Series B Shares. The Company may convert all Preferred Shares not previously converted any time after February 7, 2011; provided that the Common Stock meets a certain trading price requirement on the market or exchange on which the Common Stock is trading, or if none, by a nationally recognized quotation reporting service and there is then in effect a registration statement permitting the resale of the Common Stock received upon conversion of the Series B Shares.
At any time after the sixth anniversary of the date that Series B Shares are first issued, the Company may redeem the Series B Shares, in whole or in part, at a redemption price equal to 2.25 times the original issue price of the Series B Shares, $37.50, plus an amount equal to the accrued but unpaid dividends thereon. Until the holders of Series B Shares own less than 50% of the Series B Shares originally issued, the Company cannot take certain actions without obtaining the approval of the holders of a majority of the outstanding Series B Shares, including the issuance, creation, designation or authorization of any securities having rights or preferences senior to or on parity with the Series B Shares, incur indebtedness in excess of $5 million, effect a capital expenditure in excess of $2.5 million, or enter into an acquisition or joint venture for which the consideration is in excess of $2,500,000.
As disclosed in Item 1.01 above, for so long as at least fifty percent (50%) of the Series B Shares issued upon the closing of the Exchange Agreement remain outstanding, the holders thereof shall be entitled to elect, at a meeting of such stockholders, three Series B Directors, who will not serve a classified term with the directors elected by the holders of Common Stock together with the holders of any other class or series of capital stock entitled to vote thereon. In addition, holders of the Preferred Shares are entitled to vote with the Common Stock as a single class at stockholders’ meetings, on an as-converted basis.
The rights of the Series A Shares have been eliminated and replaced by the rights granted under the Series B Shares. The rights of the Common Stock have been materially limited by the issuance of the Series B Shares. The general effect of the issuance of the Series B Shares upon the rights of the holders of the Common Stock is more fully described in the Certificate of Designation, as described above. The foregoing description is qualified in its entirety by reference to the copy of the Certificate of Designation filed as Exhibit 4.2 to this Form 8-K.
Certificate of Elimination
On July 20, 2006, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination of Series A Convertible Preferred Stock of the Company to eliminate all matters set forth in the Certificate of Designation with respect to the Series A Shares from the Company’s Certificate of Incorporation. The foregoing description is qualified in its entirety by reference to the copy of the Certificate of Elimination filed as Exhibit 4.3 to this Form 8-K.
Item 5.02. Election of Director.
On July 19, 2006, Camden elected David L. Warnock, Donald W. Hughes and Alwaleed Aldryann to serve on the Board of Directors of the Company. Mr. Warnock, Mr. Hughes and Mr. Aldryann were elected to the Board of Directors in accordance with the Certificate of Designation and the Amended Stockholders’ Agreement described in Items 1.01 and 3.03 of this Form 8-K. The Certificate of Designation and Amended Stockholders’ Agreement provide that the holders of a majority of the Series B Shares are entitled to designate and elect three individuals to be elected or appointed to serve as the Series B Directors, with such persons initially being Mr. Warnock, Mr. Hughes and Mr. Aldryann. The Amended Stockholders’ Agreement further provides that for so long as the loan is outstanding or Alkhaleej is the beneficial owner of not less than seventy-five percent (75%) of the Series A Warrants issued as of the July 19, 2006, or the common stock issued pursuant to the Series A Warrants, the Company, Alkhaleej and Camden shall take all necessary actions as may be required to elect and retain Mr. Aldryann as one of the Series B Preferred Directors.
Mr. Aldryaan serves as President of Alkhaleej. He served in various computer operations positions with the Saudi government until 1993, when he and four other individuals formed Alkhaleej. Alkhaleej became a New Horizons franchisee in 1994, and now operates 32 centers in Saudi Arabia and sub-franchises 11 others. Mr. Aldryaan graduated from the University of Wisconsin with a bachelors degree in 1983 and with a masters degree in electrical engineering in 1985.
Mr. Warnock, a founding partner of Camden Partners Holdings, LLC, has served as a director of the Company since February 7, 2005. He currently serves as a member of the Audit Committee and the Governance Committee of the Board of Directors. Mr. Warnock is a managing member of Camden LLC. Mr. Warnock’s biographical information was previously provided in Item 5.02 of the Company’s current report on Form 8-K, dated February 11, 2005.
Mr. Hughes is a Managing Member and the Chief Financial Officer of Camden LLC. He is also a principal of Cahill Warnock & Company, LLC where he holds similar positions. Prior to joining Camden Partners in 1997, Mr. Hughes served as Chief Financial Officer of Capstone Pharmacy Services, Inc., a public, small-cap institutional pharmacy services provider from December 1995. He previously spent 11 years as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment company and family office, and 12 years in the audit division of Arthur Andersen LLP. Mr. Hughes has served on the boards of several public and private companies and presently serves on the Board of Touchstone Applied Science Associates, Inc, which is a portfolio company of Cahill, Warnock Strategic Partners Fund, an affiliate of Camden Partners. Mr. Hughes also serves on the Board of The Maryland Food Bank. Mr. Hughes received a B.A. degree from Lycoming College, an M.S.F. degree from Loyola College in Maryland and is a Certified Public Accountant.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The disclosure under Item 3.03 above is incorporated herein by reference with respect to the Certificate of Decrease, Certificate of Designation and Certificate of Elimination.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Certificate of Decrease Relating to Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company, filed July 10, 2006.

4.2	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the Company, filed July 10, 2006.

4.3	Certificate of Elimination of Series A Convertible Preferred Stock of the Company, dated July 20, 2006.

4.4	Specimen certificate of the Series B Convertible Preferred Stock of the Company.

10.1	Credit Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic III, LLC and the Lenders named therein.

10.2	Form of Series A Warrant.

10.3	Form of Series B Warrant.

10.4	Preferred Stock Exchange Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.5	Amended and Restated Stockholders’ Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., Alkhaleej Training and Education Corporation and the Warrant Holders.

10.6	Amended and Restated Registration Rights Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., Alkhaleej Training and Education Corporation and the Warrant Holders.

99.1	Press Release, dated July 19, 2006, announcing the Credit Agreement, the Preferred Stock Exchange and the new Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date July 25, 2006
	By	/s/ Charles M. Caporale

Charles M. Caporale
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Decrease Relating to Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company, filed July 10, 2006.

4.2	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the Company, filed July 10, 2006.

4.3	Certificate of Elimination of Series A Convertible Preferred Stock of the Company, dated July 20, 2006.

4.4	Specimen certificate of the Series B Convertible Preferred Stock of the Company.

10.1	Credit Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic III, LLC and the Lenders named therein.

10.2	Form of Series A Warrant.

10.3	Form of Series B Warrant.

10.4	Preferred Stock Exchange Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.5	Amended and Restated Stockholders’ Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., Alkhaleej Training and Education Corporation and the Warrant Holders.

10.6	Amended and Restated Registration Rights Agreement, dated as of July 19, 2006, by and among the Company, Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., Alkhaleej Training and Education Corporation and the Warrant Holders.

99.1	Press Release, dated July 19, 2006, announcing the Credit Agreement, the Preferred Stock Exchange and the new Directors.

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